Exhibit 10.7

DEED OF TRUST, SECURITY AGREEMENT, FIXTURE FILING, AND ASSIGNMENT OF LEASES AND RENTS WITH PROVISION FOR FUTURE ADVANCES

made by

CELGARD, INC.,

Grantor,

to

FIRST AMERICAN TITLE INSURANCE COMPANY, Trustee

for the use and benefit of

JPMORGAN CHASE BANK,
as Administrative Agent, Beneficiary

Dated as of May 13, 2004

After recording please return to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention:  Cynthia Parker

DEED OF TRUST, SECURITY AGREEMENT, FIXTURE FILING, AND ASSIGNMENT OF LEASES AND RENTS WITH PROVISION FOR FUTURE ADVANCES

THIS DEED OF TRUST, SECURITY AGREEMENT, FIXTURE FILING, AND ASSIGNMENT OF LEASES AND RENTS WITH PROVISION FOR FUTURE ADVANCES, dated as of May 13, 2004 is made by CELGARD, INC., a Delaware corporation (“Grantor”), whose address is c/o PP HOLDINGS CORPORATION 13800 South Lakes Drive, Charlotte, NC  28273, Attention: Lynn Amos, to FIRST AMERICAN TITLE INSURANCE COMPANY, (“Trustee”), whose address is c/o Robert Bauchle, 629 Green Valley Road, Suite 212, Greensboro, NC 27408, for the use and benefit of JPMORGAN CHASE BANK, as Administrative Agent (in such capacity, “Beneficiary”) whose address is 270 Park Avenue, New York, New York 10017, Attention: Peter Dedousis. References to this “Deed of Trust” shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.

Background

A.            PP Holdings Corporation and PP Acquisition Corporation (collectively, “Borrower”) have entered into the Credit Agreement dated as of the date hereof (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”) with the several banks and other financial institutions from time to time parties thereto (the “Lenders”), General Electric Capital Corporation, as documentation agent, Bear Stearns Corporate Lending Inc., as syndication agent, and Beneficiary.  The terms of the Credit Agreement are incorporated by reference in this Deed of Trust as if the terms thereof were fully set forth herein.  In the event of any conflict between the provisions of this Deed of Trust and the provisions of the Credit Agreement, the applicable provisions of the Credit Agreement shall govern and control, provided, that in the case of a provision in this Deed of Trust which is more specific and detailed than the related provision in the Credit Agreement (including by way of illustration, the section of this Deed of Trust entitled “Leases”), such Deed of Trust provision shall not be deemed to be in conflict with the related provision in the Credit Agreement.
B.            Grantor is the owner of the fee simple estate in the parcel(s) of real property described on Schedule A attached (the “Land) and owns the buildings, improvements, structures and fixtures now or subsequently located on the Land (the “Improvements”; the Land and the Improvements being collectively referred to as the “Real Estate”).
C.            Pursuant to the terms and conditions of the Credit Agreement, inter alia: (1) the Term Loan Lenders have severally agreed to make certain Term Loans to Borrower in the original aggregate principal amount of up to $370,000,000 and to make Euro Term Loans to Borrower in the original aggregate principal amount of up to €36,000,000; (2) the Revolving Credit Lenders have severally agreed to make certain Revolving Loans to Borrower in the original aggregate principal amount of up to $90,000,000 (the “Revolving Facility”); (3) the Swingline Lender has agreed to extend certain Swingline Loans not to exceed $5,000,000 in the aggregate and the issuances of which shall reduce the availability of the Revolving Credit Borrowing and (4) one or more Lenders may make Incremental Loans in an aggregate principal amount not to exceed $200,000,000, as evidenced by the Credit Agreement.

D.            This Deed of Trust is given to secure future advances and is made pursuant to North Carolina General Statute 46-67 et. seq.  The amount of obligations presently secured is $660,000,000 and €36,000,000 and the maximum principal amount, including present and future obligations, which may be secured at any one time are $660,000,000 and €36,000,000. All advances made hereunder must be made within fifteen years of the date of this Deed of Trust.
E.             It is a condition, among others, to the obligations of the Lenders to make the Loans and enter into any Hedge Agreement that Grantor secure its obligations under the Guarantee and Collateral Agreement dated as of the date hereof in favor of Beneficiary (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) pursuant to which Grantor guaranteed the obligations of Borrower under the Credit Agreement and the other Loan Documents, by executing and delivering this Deed of Trust.  Grantor, a wholly-owned subsidiary of Borrower, will receive substantial direct and indirect benefit from the extensions of credit made to Borrower pursuant to the Credit Agreement.

Granting Clauses

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby agrees that to secure the following (collectively, the “Obligations”):

(a)           the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of the Borrower to any of the Secured Parties under the Credit Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding),

(b)           the due and punctual performance of all other obligations of the Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents,

(c)           the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to the Guarantee and Collateral Agreement and each of the other Loan Documents, and

(d)           the due and punctual payment and performance of all obligations of each Loan Party under each Hedging Agreement that (i) is in effect on the Closing Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Closing Date or (ii) is entered into after the Closing Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Hedging

Agreement is entered into unless such Hedging Agreement provides the obligations thereunder are not “Obligations” as defined in the Guarantee and Collateral Agreement.

GRANTOR HEREBY CONVEYS TO TRUSTEE AND HEREBY GRANTS, ASSIGNS, TRANSFERS AND SETS OVER TO TRUSTEE, IN TRUST WITH POWER OF SALE FOR THE USE AND BENEFIT OF BENEFICIARY, AND GRANTS BENEFICIARY AND TRUSTEE A SECURITY INTEREST IN:

(a)           the Land;

(b)           all right, title and interest Grantor now has or may hereafter acquire in and to the Improvements or any part thereof, and all the estate, right, title, claim or demand whatsoever of Grantor, in possession or expectancy, in and to the Real Estate or any part thereof;

(c)           all right, title and interest of Grantor in, to and under all easements, rights of way, licenses, operating agreements, abutting strips and gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and flowage rights, development rights, air rights, mineral and soil rights, plants, standing and fallen timber, and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

(d)           all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings, appliances and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Grantor and now or subsequently attached to, or contained in the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (d) being referred to as the “Equipment”);

(e)           all right, title and interest of Grantor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Grantor or constructed, assembled or placed by Grantor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further deed, conveyance, assignment or other act by Grantor;

(f)            all right, title and interest of Grantor in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Grantor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the “Leases”), and all rights of Grantor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Trust Property (as defined below) (collectively, the “Rents”);

(g)           subject to the terms of the Credit Agreement, all unearned premiums under insurance policies now or subsequently obtained by Grantor relating to the Real Estate or Equipment and Grantor’s interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein;

(h)           to the extent not prohibited under the applicable contract, consent, license or other item unless the appropriate consent has been obtained, all right, title and interest of Grantor in and to (i) all contracts from time to time executed by Grantor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements and options relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment, (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof, and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate; and

(i)            all proceeds, both cash and noncash, of the foregoing;

(All of the foregoing property and rights and interests now owned or held or subsequently acquired by Grantor and described in the foregoing clauses (a) through (c) are collectively referred to as the “Premises”, and those described in the foregoing clauses (a) through (i) are collectively referred to as the “Trust Property”).

TO HAVE AND TO HOLD the Trust Property and the rights and privileges hereby conveyed unto Trustee, its successors and assigns for the uses and purposes set forth, until the Obligations are fully paid and performed, provided, however, that the condition of this

Deed of Trust is such that if the Obligations are fully paid and performed, then the estate hereby granted shall cease, terminate and become void but shall otherwise remain in full force and effect.

This Deed of Trust covers present and future advances and re-advances, in the aggregate amount of the obligations secured hereby, made by the Secured Parties for the benefit of Borrower, and the lien of such future advances and re-advances shall relate back to the date of this Deed of Trust.

Terms and Conditions

1.                             Defined Terms. Capitalized terms used herein (including in the “Background” and “Granting Clauses” sections above) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement and the Guarantee and Collateral Agreement, as applicable.  References in this Deed of Trust to the “Default Rate” shall mean the interest rate applicable pursuant to Section 2.7 of the Credit Agreement.

2.                             Warranty of Title.  Grantor warrants that it has good record title in fee simple to the Real Estate, subject only to the matters that are set forth in Schedule B of the title insurance policy or policies being issued to Beneficiary to insure the lien of this Deed of Trust and any other lien or encumbrance as permitted by Section 6.2 of the Credit Agreement (the “Permitted Exceptions”).  Grantor shall warrant, defend and preserve such title and the lien of this Deed of Trust against all claims of all persons and entities (not including the holders of the Permitted Exceptions).  Grantor represents and warrants that it has the right to mortgage the Trust Property.

3.                             Payment of Obligations.  Grantor shall pay and perform the Obligations at the times and places and in the manner specified in the Loan Documents.

4.                             Requirements.  Grantor shall promptly comply with all covenants, restrictions and conditions now or later of record which may be applicable to any of the Trust Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Trust Property, except where a failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.                             Payment of Taxes and Other Impositions.  (a)  Promptly when due or prior to the date on which any fine, penalty, interest or cost may be added thereto or imposed, Grantor shall pay and discharge all taxes, charges and assessments of every kind and nature, all charges for any easement or agreement maintained for the benefit of any of the Real Estate, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, vault taxes and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Real Estate, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to hereinas the “Impositions”), except where otherwise permitted under Section 5.3 of the Credit Agreement.  Upon request by Beneficiary, Grantor shall deliver to Beneficiary evidence reasonably acceptable to Beneficiary showing the payment of any such Imposition.  If by law any Imposition, at Grantor’s option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such

Imposition), Grantor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

(b)           Nothing herein shall affect any right or remedy of Trustee or Beneficiary under this Deed of Trust or otherwise, without notice or demand to Grantor, to pay any Imposition after the date such Imposition shall have become due, and add to the Obligations the amount so paid, together with interest from the time of payment at the Default Rate.  Any sums paid by Trustee or Beneficiary in discharge of any Impositions shall be (i) a lien on the Premises secured hereby prior to any right or title to, interest in, or claim upon the Premises subordinate to the lien of this Deed of Trust , and (ii) payable on demand by Grantor to Beneficiary together with interest at the Default Rate as set forth above.

6.                             Insurance.  (a)  Grantor shall maintain insurance policies in connection with the Real Estate in such form and amounts, covering such risks, issued by such companies and otherwise in the manner and to the extent required pursuant to Section 5.2 of the Credit Agreement.

(b)           If the Trust Property, or any part thereof, shall be destroyed or damaged, to the extent required by Section 5.6 of the Credit Agreement, Grantor shall give prompt notice thereof to Beneficiary.  All insurance proceeds paid or payable in connection with any damage or casualty to the Real Estate shall be deemed proceeds from a Recovery Event and applied in the manner specified in the Credit Agreement.

(c)           To the extent required under Section 5.2(e) of the Credit Agreement, Grantor shall notify the Beneficiary immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained on the Trust Property under Section 5.2 of the Credit Agreement is taken out by the Grantor; and Grantor shall promptly deliver to the Beneficiary a duplicate original copy of such policy or policies.

7.                             Restrictions on Liens and Encumbrances.  Except for the lien of this Deed of Trust and the Permitted Exceptions or as permitted by the Credit Agreement, Grantor shall not further mortgage, nor otherwise encumber the Trust Property nor create or suffer to exist any lien, charge or encumbrance on the Trust Property, or any part thereof, whether superior or subordinate to the lien of this Deed of Trust and whether recourse or non-recourse.

8.                             Due on Sale and Other Transfer Restrictions.  Except as expressly permitted under the Credit Agreement, Grantor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Trust Property.

9.                             Condemnation/Eminent Domain.  Promptly upon obtaining knowledge of the institution of any proceedings for the condemnation of the Trust Property, or any material portion thereof, Grantor will notify Beneficiary of the pendency of such proceedings.  All awards and proceeds relating to such condemnation shall be deemed proceeds from a Recovery Event and applied in the manner specified in the Credit Agreement.

10.                           Leases.  Except as expressly permitted under the Credit Agreement, Grantor shall not (a) execute an assignment or pledge of any Lease relating to all or any portion of the Trust Property other than in favor of Beneficiary, or (b) execute or permit to exist any Lease of any of the Trust Property.

11.                           Further Assurances.  To further assure Beneficiary’s and Trustee’s rights under this Deed of Trust , Grantor agrees promptly upon demand of Beneficiary to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Trust Property) as may be reasonably required by Beneficiary or Trustee to confirm the lien of this Deed of Trust and all other rights or benefits conferred on Beneficiary or Trustee by this Deed of Trust.

12.                           Beneficiary’s Right to Perform.  If Grantor fails to perform any of the covenants or agreements of Grantor, within the applicable grace period, if any, provided for in the Credit Agreement or the Guarantee and Collateral Agreement, Beneficiary or Trustee, without waiving or releasing Grantor from any obligation or default under this Deed of Trust , may, at any time upon 5 days’ notice to Grantor (but shall be under no obligation to) pay or perform the same, and the amount or cost thereof, with interest at the Default Rate, shall immediately be due from Grantor to Beneficiary or Trustee and the same shall be secured by this Deed of Trust and shall be a lien on the Trust Property prior to any right, title to, interest in, or claim upon the Trust Property attaching subsequent to the lien of this Deed of Trust.  No payment or advance of money by Beneficiary or Trustee under this Section shall be deemed or construed to cure Grantor’s default or waive any right or remedy of Beneficiary or Trustee.

13.                           Remedies.  (a)  Upon the occurrence and during the continuance of any Event of Default, Beneficiary may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Grantor and in and to the Trust Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Beneficiary may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Beneficiary:

(i)            Beneficiary may elect to foreclose under power of sale, in which case it shall be lawful for, and the duty of, Trustee, upon receipt by Trustee of a written declaration of default and demand for sale by Beneficiary, to sell (and, in case of any default of any purchaser, resell) the Trust Property, in whole or in part or parcels (without regard to the right of any party to a marshalling of assets, Grantor hereby expressly waiving any such right), such sale in whole or in part or parcels to be determined by Trustee in his sole discretion (Grantor hereby expressly consenting thereto), at public venue to the highest bidder for cash at the door of the court house then customarily employed for that purpose in the county where the Real Estate is located, after having given such notice of hearing as to commencement of foreclosure proceedings and having obtained such findings or leave of court as may then be required by law and then having given such notice of the time and place of sale and a description of the property to be sold and by advertisement published as is provided by the laws of the State of North Carolina then in effect, and by such other methods, if any, as Beneficiary may deem desirable or as may be required or permitted by applicable law.  The Trustee shall receive the proceeds of such sale and, after retaining a reasonable commission for his services, together with reasonable attorneys fees incurred by the Trustee in such proceeding, apply such proceeds to the cost of sale, including, but not limited to, costs of collection, taxes, assessments, costs of recording, service fees and incidental expenditures, the amount due on the note secured hereby and advancements and other sums expended by the Beneficiary according to the provisions hereof and otherwise as required by the then existing law relating to foreclosures.  If permitted by the then existing law relating foreclosures, the Trustee may sell and convey the Trust Property under the power aforesaid, although the Trustee has been, may now be or may hereafter be attorney or agent or employee of the Beneficiary with respect to the Loans or the Obligations or with respect to any matter or business whatsoever.  If permitted by the then existing law relating to foreclosures, Trustee may adjourn from time to time any sale by him to be made under or by virtue or this Deed of Trust by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Trustee, without further notice or publication, except for any notice or publication as may be required by the then existing law, may make such sale at the time and place to which the same shall be adjourned.
(ii)           Beneficiary may, to the extent permitted by applicable law, (A) institute and maintain an action of judicial foreclosure against all or any part of the Trust Property, (B) institute and maintain an action on the Credit Agreement, the Guarantee and Collateral Agreement or any other Loan Document, or (C) take such other action at law or in equity for the enforcement of this Deed of Trust or any of the Loan Documents as the law may allow.  Beneficiary may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the Default Rate and all costs of suit, including, without limitation, reasonable attorneys’ fees and disbursements.  Interest at the Default Rate shall be due on any judgment obtained by Beneficiary from the date of judgment until actual payment is made of the full amount of the judgment; and

(iii)          Beneficiary may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Trust Property or any other collateral as security for the Obligations enter into and upon the Trust Property and each and every part thereof and exclude Grantor and its agents and employees therefrom without liability for trespass, damage or otherwise (Grantor hereby agreeing to surrender possession of the Trust Property to Beneficiary upon demand at any such time) and use, operate, manage, maintain and control the Trust Property and every part thereof.  Following such entry and taking of possession, Beneficiary shall be entitled, without limitation, (x) to lease all or any part or parts of the Trust Property for such periods of time and upon such conditions as Beneficiary may, in its discretion, deem proper, (y) to enforce, cancel or modify any Lease and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Trust Property as Beneficiary shall deem appropriate as fully as Grantor might do.

(b)           Beneficiary, in any action to foreclose this Deed of Trust in a judicial procedure or in connection with the exercise of any non-judicial power of sale by Trustee, shall be entitled to the appointment of a receiver.  In case of a trustee’s sale or foreclosure sale, the Real Estate may be sold, at Beneficiary’s election, in one parcel or in more than one parcel and Beneficiary is specifically empowered (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Trust Property to be held.

(c)           Upon the occurrence and during the continuance of any Event of Default resulting from any breach of any of the covenants, agreements, terms or conditions contained in this Deed of Trust, Beneficiary shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Beneficiary shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Deed of Trust.

(d)           It is agreed that if an Event of Default shall occur and be continuing, any and all proceeds of the Trust Property received by Trustee or Beneficiary shall be held by Trustee or Beneficiary for the benefit of the Secured Parties as collateral security for the Obligations (whether matured or unmatured), and shall be applied in payment of the Obligations, in the following order:

First, to the payment of all costs and expenses incurred by the Beneficiary (in its capacity as such hereunder or under any other Loan Document) in connection with such collection, sale, foreclosure or realization or otherwise in connection with this Deed of Trust , any other Loan Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Beneficiary hereunder or under any other Loan Document and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

Second, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

Third, to the Borrower, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

14.                           Right of Beneficiary to Credit Sale.  Upon the occurrence of any sale made under this Deed of Trust, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Beneficiary may bid for and acquire the Trust Property or any part thereof.  In lieu of paying cash therefore, Beneficiary may make settlement for the purchase price by crediting upon the Obligations or other sums secured by this Deed of Trust, the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Beneficiary is authorized to deduct under this Deed of Trust.  In such event, this Deed of Trust, the Credit Agreement, the Guarantee and Collateral Agreement and documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Obligations as having been paid.

15.                           Appointment of Receiver.  If an Event of Default shall have occurred and be continuing, Beneficiary as a matter of right and without notice to Grantor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Trust Property or any other collateral or the interest of Grantor therein as security for the Obligations, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Trust Property, without requiring the posting of a surety bond, and without reference to the adequacy or inadequacy of the value of the Trust Property or the solvency or insolvency of Grantor or any other party obligated for payment of all or any part of the Obligations, and whether or not waste has occurred with respect to the Trust Property, and Grantor hereby irrevocably consents to such appointment and waives notice of any application therefore (except as may be required by law).  Any such receiver or receivers or manager shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Beneficiary in case of entry as provided in this Deed of Trust, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Trust Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Trust Property unless such receivership is sooner terminated.

16.                           Extension, Release, etc.  (a)  Without affecting the lien or charge of this Deed of Trust upon any portion of the Trust Property not then or theretofore released as security for the full amount of the Obligations, Beneficiary may, to the extent permitted elsewhere under the Loan Documents, from time to time and without notice, agree to (i) release any person liable for the indebtedness borrowed or guaranteed under the Loan Documents, (ii) extend the maturity or alter any of the terms of the indebtedness borrowed or guaranteed under the Loan Documents or any other guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Beneficiary’s option any parcel, portion or all of the Trust Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto.

(b)           No recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon the Trust Property or upon any other property of Grantor shall affect the lien of this Deed of Trust or any liens, rights, powers or remedies of Beneficiary hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

(c)           If Beneficiary shall have the right to foreclose this Deed of Trust or to direct the Trustee to exercise its power of sale, Grantor authorizes Beneficiary at its option to foreclose the lien of this Deed of Trust (or direct the Trustee to sell the Trust Property, as the case may be) subject to the rights of any tenants of the Trust Property.  The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights, or to provide notice to such tenants as required in any statutory procedure governing a sale of the Trust Property by Trustee, or to terminate such tenant’s rights in such sale will not be asserted by Grantor as a defense to any proceeding instituted by Beneficiary to collect the Obligations or to foreclose the lien of this Deed of Trust.

(d)           Unless expressly provided otherwise, in the event that ownership of this Deed of Trust and title to the Trust Property or any estate therein shall become vested in the same person or entity, this Deed of Trust shall not merge in such title but shall continue as a valid lien on the Trust Property for the amount secured hereby.

17.                           Security Agreement under Uniform Commercial Code.  (a)  It is the intention of the parties hereto that this Deed of Trust shall constitute a “security agreement” within the meaning of the Uniform Commercial Code (the “Code”) of the State of North Carolina and Grantor hereby grants to Beneficiary a security interest in all the Trust Property that is personal property under the Code.  If an Event of Default shall occur and be continuing under this Deed of Trust, then in addition to having any other right or remedy available at law or in equity, Beneficiary shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Trust Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Trust Property in accordance with Beneficiary’s rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply).  If Beneficiary shall elect to proceed under the Code, then ten days’ notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Beneficiary shall include, but not be limited to, attorneys’ fees and legal expenses.  At Beneficiary’s request, Grantor shall assemble the personal property and make it available to Beneficiary at a place designated by Beneficiary which is reasonably convenient to both parties.

(b)           Grantor and Beneficiary agree, to the extent permitted by law, that: (i) all of the goods described within the definition of the word “Equipment” are or are to become fixtures on the Real Estate; (ii) this Deed of Trust upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a “fixture filing” within the meaning of Sections 9-334a and 9-502a of the Code; (iii) Grantor is the record owner of the Land; and (iv) the addresses of Grantor and Beneficiary are as set forth on the first page of this Deed of Trust.

18.                           Assignment of Rents.  (a)  Grantor hereby assigns to Trustee, for the benefit of the Beneficiary, the Rents as further security for the payment of and performance of the Obligations, and Grantor grants to Trustee and Beneficiary the right to enter the Trust Property for the purpose of collecting the same and to let the Trust Property or any part thereof, and to apply the Rents on account of the Obligations.  The foregoing assignment and grant is present and absolute and shall continue in effect until the Obligations are fully paid and performed, but Beneficiary and Trustee hereby waive the right to enter the Trust Property for the purpose of collecting the Rents and Grantor shall be entitled to collect, receive, use and retain the Rents until the occurrence and during the continuance of an Event of Default under this Deed of Trust; such right of Grantor to collect, receive, use and retain the Rents may be revoked by Beneficiary upon the occurrence and during the continuance of any Event of Default under this Deed of Trust by giving not less than five days’ written notice of such revocation to Grantor; in the event such notice is given, Grantor shall pay over to Beneficiary, or to any receiver appointed to collect the Rents, any lease security deposits, and shall pay monthly in advance to Beneficiary, or to any such receiver, the fair and reasonable rental value as determined by Beneficiary for the use and occupancy of such part of the Trust Property as may be in the possession of Grantor or any affiliate of Grantor, and upon default in any such payment Grantor and any such affiliate will vacate and surrender the possession of the Trust Property to Beneficiary or to such receiver, and in default thereof may be evicted by summary proceedings or otherwise.  Grantor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any).

(b)           Grantor has not affirmatively done any act which would prevent Beneficiary from, or limit Beneficiary in, acting under any of the provisions of the foregoing assignment.

(c)           Except for any matter disclosed in the Credit Agreement, no action has been brought or, so far as is known to Grantor, is threatened, which would interfere in any way with the right of Grantor to execute the foregoing assignment and perform all of Grantor’s obligations contained in this Section and in the Leases.

19.                           Additional Rights.  The holder of any subordinate lien or subordinate deed of trust on the Trust Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Deed of Trust nor shall Grantor consent to any holder of any subordinate lien or subordinate deed of trust joining any tenant under any Lease in any trustee’s sale or action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease.  By recordation of this Deed of Trust all subordinate lienholders and the trustees and beneficiaries under subordinate deeds of trust are subject to and notified of this provision, and any action taken by any such lienholder or trustee or beneficiary contrary to this provision shall be null and void.  Upon the occurrence and during the continuance of any Event of Default, Beneficiary may, in its sole discretion and without regard to the adequacy of its security under this Deed of Trust, apply all or any part of any amounts on deposit with Beneficiary under this Deed of Trust against all or any part of the Obligations.  Any such application shall not be construed to cure or waive any Default or Event of Default or invalidate any act taken by Beneficiary on account of such Default or Event of Default.

20.                           Notices.  All notices, requests, demands and other communications hereunder shall be given in accordance with the provisions of Section 9.1 of the Credit Agreement to Grantor and to Beneficiary as specified therein.

21.                           No Oral Modification.  This Deed of Trust may not be amended, supplemented or otherwise modified except in accordance with the provisions of Section 9.8 of the Credit Agreement.  Any agreement made by Grantor and Beneficiary after the date of this Deed of Trust relating to this Deed of Trust shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.  Trustee’s execution of any written agreement between Grantor and Beneficiary shall not be required for the effectiveness thereof as between Grantor and Beneficiary.

22.                           Partial Invalidity.  In the event any one or more of the provisions contained in this Deed of Trust shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included.  Notwithstanding to the contrary anything contained in this Deed of Trust or in any provisions of any Loan Document, the obligations of Grantor and of any other obligor under any Loan Documents shall be subject to the limitation that Beneficiary shall not charge, take or receive, nor shall Grantor or any other obligor be obligated to pay to Beneficiary, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by Beneficiary.

23.                           Grantor’s Waiver of Rights.  To the fullest extent permitted by law, Grantor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Trust Property, (ii) any extension of the time for the enforcement of the collection of the Obligations or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Trust Property from attachment, levy or sale under execution or exemption from civil process.  To the full extent Grantor may do so, Grantor agrees that Grantor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Deed of Trust before exercising any other remedy granted hereunder and Grantor, for Grantor and its successors and assigns, and for any and all persons ever claiming any interest in the Trust Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature (except as expressly provided in the Credit Agreement) or declare due the whole of the secured indebtedness and marshalling in the event of exercise by Beneficiary of the foreclosure rights, power of sale, or other rights hereby created.

24.                           Remedies Not Exclusive.  Beneficiary and Trustee shall be entitled to enforce payment and performance of the Obligations and to exercise all rights and powers under this Deed of Trust or under any of the other Loan Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured, whether by deed of trust, security agreement, pledge, lien, assignment or otherwise.  Neither the acceptance of this Deed of Trust nor its enforcement, shall prejudice or in any manner affect Beneficiary’s or Trustee’s right to realize upon or enforce any other security now or hereafter held by Beneficiary and Trustee, it being agreed that Beneficiary and Trustee shall be entitled to enforce this Deed of Trust and any other security now or hereafter held by Beneficiary or Trustee in such order and manner as Beneficiary may determine in its absolute discretion.  No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.  Every power or remedy given by any of the Loan Documents to Beneficiary or Trustee or to which either may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Beneficiary or Trustee.  In no event shall Beneficiary or Trustee, in the exercise of the remedies provided in this Deed of Trust (including, without limitation, in connection with the assignment of Rents to Beneficiary, or the appointment of a receiver and the entry of such receiver on to all or any part of the Trust Property), be deemed a “mortgagee in possession,” and Beneficiary and Trustee shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

25.                           Multiple Security.  If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Deed of Trust, Beneficiary shall now or hereafter hold or be the beneficiary of one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Obligations upon other property in the State in which the Premises are located (whether or not such property is owned by Grantor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Beneficiary may, at its election, commence or consolidate in a single trustee’s sale or foreclosure action all trustee’s sales or foreclosure proceedings against all such collateral securing the Obligations (including the Trust Property), which action may be brought or consolidated in the courts of, or sale conducted in, any county in which any of such collateral is located.  Grantor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to Beneficiary to extend the indebtedness borrowed pursuant to or guaranteed by the Loan Documents, and Grantor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have.  Grantor further agrees that if Trustee or Beneficiary shall be prosecuting one or more foreclosure or other proceedings against a portion of the Trust Property or against any collateral other than the Trust Property, which collateral directly or indirectly secures the Obligations, or if Beneficiary shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral (or, in the case of a trustee’s sale, shall have met the statutory requirements therefor with respect to the collateral), then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Beneficiary may commence or continue any trustee’s sale or foreclosure proceedings and exercise its other remedies granted in this Deed of Trust against all or any part of the Trust Property and Grantor waives any objections to the commencement or continuation of a foreclosure of this Deed of Trust or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Deed of Trust or such other proceedings on such basis.  Neither the commencement nor continuation of proceedings to sell the Trust Property in a trustee’s sale, to foreclose this Deed of Trust nor the exercise of any other rights hereunder nor the recovery of any judgment by Beneficiary or the occurrence of any sale by the Trustee in any such proceedings shall prejudice, limit or preclude Beneficiary’s right to commence or continue one or more trustee’s sales, foreclosure or other proceedings or obtain a judgment against (or, in the case of a trustee’s sale, to meet the statutory requirements for, any such sale of) any other collateral (either in or outside the State in which the Premises are located) which directly or indirectly secures the Obligations, and Grantor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other sales or proceedings or exercise of any remedies in such sales or proceedings based upon any action or judgment connected to this Deed of Trust, and Grantor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other sales or proceedings or any sale or action under this Deed of Trust on such basis.  It is expressly understood and agreed that to the fullest extent permitted by law, Beneficiary may, at its election, cause the sale of all collateral which is the subject of a single trustee’s sale or foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Obligations (directly or indirectly) in the most economical and least time-consuming manner.

26.                           Successors and Assigns.  All covenants of Grantor contained in this Deed of Trust are imposed solely and exclusively for the benefit of Beneficiary and Trustee and their respective successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Beneficiary or Trustee at any time if in the sole discretion of either of them such waiver is deemed advisable.  All such covenants of Grantor shall run with the land and bind Grantor, the successors and assigns of Grantor (and each of them) and all subsequent owners, encumbrancers and tenants of the Trust Property, and shall inure to the benefit of Beneficiary, Trustee and their respective successors and assigns.  Without limiting the generality of the foregoing, any successor to Trustee appointed by Beneficiary shall succeed to all rights of Trustee as if such successor  had been originally named as Trustee hereunder.  The word “Grantor” shall be construed as if it read “Grantors” whenever the sense of this Deed of Trust so requires and if there shall be more than one Grantor, the obligations of the Grantors shall be joint and several.

27.                           No Waivers, etc.  Any failure by Beneficiary to insist upon the strict performance by Grantor of any of the terms and provisions of this Deed of Trust shall not be deemed to be a waiver of any of the terms and provisions hereof, and Beneficiary, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Grantor of any and all of the terms and provisions of this Deed of Trust to be performed by Grantor.  Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the beneficiary of any subordinate deed of trust or the holder of any subordinate lien on the Trust Property, any part of the security held for the obligations secured by this Deed of Trust without, as to the remainder of the security, in any way impairing or affecting the lien of this Deed of Trust or the priority of such lien over any subordinate lien or deed of trust.

28.                        Governing Law, etc.  THE PROVISIONS OF THIS DEED OF TRUST WITH RESPECT TO THE CREATION, PERFECTION, PRIORITY, ENFORCEABILITY AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS OF THIS DEED OF TRUST SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA, AND GRANTOR EXPRESSLY ACKNOWLEDGES THAT ALL OF THE OTHER PROVISIONS OF THIS DEED OF TRUST SHALL BE, AND BY THEIR RESPECTIVE TERMS EACH OF THE GUARANTEE AND COLLATERAL AGREEMENT AND THE CREDIT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW.

29.                           Certain Definitions.  Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Deed of Trust shall be used interchangeably in singular or plural form and the word “Grantor” shall mean “each Grantor or any subsequent owner or owners of the Trust Property or any part thereof or interest therein,” the word “Beneficiary” shall mean “Beneficiary or any successor agent for the Lenders,” the word

“Trustee” shall mean “Trustee and any successor hereunder,” the word “person” shall include any individual, corporation, partnership, trust, unincorporated association, government, governmental authority, or other entity, and the words “Trust Property” shall include any portion of the Trust Property or interest therein.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.  The captions in this Deed of Trust are for convenience or reference only and in no way limit or amplify the provisions hereof.

30.                           Last Dollars Secured; Priority.  This Deed of Trust secures only a portion of the indebtedness owing or which may become owing by Grantor to the Secured Parties.  The parties agree that any payments or repayments of such indebtedness shall be and be deemed to be applied first to the portion of the indebtedness that is not secured hereby, it being the parties’ intent that the portion of the indebtedness last remaining unpaid shall be secured hereby.  If at any time this Deed of Trust shall secure less than all of the principal amount of the Obligations, it is expressly agreed that any repayments of the principal amount of the Obligations shall not reduce the amount of the lien of this Deed of Trust until the lien amount shall equal the principal amount of the Obligations outstanding.

31.                           Trustee’s Powers and Liabilities.  (a) Trustee, by acceptance hereof, covenants faithfully to perform and fulfill the trusts herein created, being liable, however, only for willful negligence or misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by Trustee in accordance with the terms hereof.

(b)           Trustee, may resign at any time upon giving thirty (30) days’ notice in writing to Grantor and to Beneficiary.

(c)           Beneficiary may remove Trustee at any time or from time to time and select a successor trustee.  In the event of the death, removal, resignation, refusal to act, inability to act of Trustee, or absence from the State of North Carolina of Trustee, or in its sole discretion for any reason whatsoever Beneficiary, without notice and without specifying the reason therefor and without applying to any court, may select and appoint a successor trustee, and all powers, rights, duties and authority of the former Trustee, as aforesaid, shall thereupon become vested in such successor.  Such substitute trustee shall not be required to give bond for the faithful performance of his duties unless required by Beneficiary.  Such substitute trustee shall be appointed by written instrument duly recorded in the county where the Real Estate is located.  Grantor hereby ratifies and confirms any and all acts which the herein-named Trustee, or his successor or successors in this trust, shall do lawfully by virtue hereof.  Grantor hereby agrees, on behalf of itself and of its heirs, executors, administrators and assigns, that the recitals contained in any deed or deeds executed in due form by any Trustee or substitute trustee, acting under the provisions of this instrument, shall be prima facie evidence of the facts recited, and that it shall not be necessary to prove in any court, otherwise than by such recitals, the existence of the facts essential to authorize the execution and delivery of such deed or deeds and the passing of title thereby.

(d)           Trustee shall not be required to see that this Deed of Trust is recorded, nor be liable for its validity or its priority as a first deed of trust, or otherwise, nor shall Trustee be answerable or responsible for performance of observance of the covenants and agreements imposed upon Grantor or Beneficiary, by this Deed of Trust or any other agreement.  Trustee, as well as Beneficiary, shall have authority in their respective discretion to employ agents and attorneys in the execution of this trust and to protect the interest of the Beneficiary hereunder, and to the extent permitted by law they shall be compensated and all expenses relating to the employment of such agents and/or attorneys, including expenses of litigation, shall be paid out of the proceeds of the sale of the Trust Property conveyed hereby should a sale be had, but if no such sale be had, all sums shall be recoverable to the extent permitted by law by all remedies at law or in equity by which the Loans may be recovered.

(e)           At any time, or from time to time, without liability therefor and without notice, upon written request of Beneficiary and without affecting the effect of this Deed of Trust upon the remainder of the Trust Property; Trustee may (i) reconvey any part of the Trust Property, (ii) consent in writing to the making of any map or plat thereof, (iii) join in granting any easement thereon, or (iv) join in any extension agreement or any agreement subordinating the lien or charge hereof.ReleaseSupplementing the provisions of Section 9.18 of the Credit Agreement, if any of the Trust Property shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement and the Net Cash Proceeds are applied in accordance with the terms of the Credit Agreement, or otherwise consented to by Beneficiary, then the Beneficiary, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor, in form suitable for recording, all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Trust Property.  The Grantor shall deliver to the Beneficiary, at least five Business Days prior to the date of the proposed release, a written request for release identifying the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Grantor stating that such transaction is in compliance with, and permitted by, the Credit Agreement and the other Loan Documents or otherwise consented to by Beneficiary.

This Deed of Trust has been duly executed by Grantor on May 13, 2004 and is intended to be effective as of such date.

CELGARD, INC.

By:	/s/ Lynn Amos
Name: Lynn Amos
Title: Chief Financial Officer, Executive
Vice President, Treasurer and
Secretary

STATE OF NEW YORK	)
	)	ss:
COUNTY OF NEW YORK	)

I, the undersigned, a Notary Public in the County and State aforesaid, certify that Lynn Amos personally came before me this day and acknowledged that he is CFO, EVP, Treasurer and Secretary of Celgard, Inc., a Delaware corporation, and that he, CFO, EVP, Treasurer and Secretary, being authorized to do so, executed the foregoing on behalf of the corporation.

Witness my hand and official seal, this 13th day of May, 2004.

/s/ Francis J. Kelleher

Notary Public
By:	Francis J. Kelleher

My Commission Expires: August 26, 2006

and I am a resident of New York County, New York